UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 7, 2006
QUALCOMM INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-19528	95-3685934

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5775 Morehouse Drive, San Diego, CA	92121

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code       (858) 587-1121
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4
EXHIBIT 99.5

Item 1.01 Entry into a Material Definitive Agreement.
Long-Term Incentive Plan
     At the annual stockholder meeting held on March 7, 2006, the stockholders of QUALCOMM Incorporated (QUALCOMM or the Company) approved the QUALCOMM 2006 Long-Term Incentive Plan (2006 LTIP). The 2006 LTIP will replace the Company’s 2001 Stock Option Plan and the 2001 Non-Employee Director Stock Option Plan and their predecessor plans and will be the source of shares issued under the Executive Retirement Matching Contribution Plan (ERMCP).
     The purpose of the 2006 LTIP is to advance the interests of the Company and its stockholders by providing employees, non-employee directors, and other eligible participants with stock-based financial incentives to align participants’ interests with the interests of the stockholders in the long-term growth and success of the Company.
     The 2006 LTIP permits the award of various forms of incentive awards, including stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance shares, performance units, deferred compensation awards and other stock-based awards. The Compensation Committee of the Board of Directors has the authority to determine the type of incentive award, as well as the terms and conditions of the award, under the 2006 LTIP.
     As of December 19, 2005, a maximum of 290,284,432 shares of QUALCOMM common stock (subject to adjustment for changes in capital structure, stock dividends, or other similar events) are reserved for use under the 2006 LTIP. Shares of QUALCOMM common stock covered by incentive awards previously granted under the predecessor plans may be reused or added back to the 2006 LTIP under certain circumstances. The 2006 LTIP also contains other limits with respect to the terms of different types of incentive awards and with respect to the number of shares subject to awards that can be granted to an employee during any fiscal year.
     The 2006 LTIP is described in detail in the Company’s 2006 proxy statement filed with the Securities and Exchange Commission in connection with the annual meeting of stockholders held on March 7, 2006. This summary is qualified in its entirety by reference to the 2006 LTIP filed herewith as Exhibit 99.1. The forms of grant notice and stock option agreement are filed herewith as Exhibit 99.2.
Grant of Stock Options to Non-Employee Directors
     As indicated above, the 2006 LTIP replaced the Company’s 2001 Non-Employee Director Stock Option Plan. Effective upon stockholder approval of the 2006 LTIP, the Company granted each of the 11 Non-Employee Directors an option to purchase 18,000 shares of QUALCOMM common stock at an exercise price of $47.24 per share, which was equal to the fair market value of the Company’s stock on March 7, 2006 (the date of grant). The options vest and become exercisable over a five year period. During the first year, ten percent of the options vest at the six month anniversary of the date of grant and thereafter 1/60th of the total options vest on a monthly basis.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On March 7, 2006, after due approval by the Board of Directors and receipt of the requisite vote of the Company’s stockholders earlier that day, the Company filed a Certificate of Amendment to the Company’s Restated Certificate of Incorporation (the Amendment) that eliminated the classified Board of Directors (which had provided for directors to serve staggered terms of three years with approximately one-third of the Board being subject to election each year) and eliminated cumulative voting in the election of directors. This description of the Amendment is qualified in its entirety by reference to the Amendment filed herewith as Exhibit 99.3.
     In addition, on March 7, 2006, the Board of Directors approved a Restated Certificate of Incorporation of the Company (the New Restated Certificate), which integrated the provisions of the Company’s prior Restated Certificate of Incorporation, as it had been amended, including by the Amendment. This description of the New Restated Certificate set forth herein is qualified in its entirety by reference to the New Restated Certificate filed herewith as Exhibit 99.4. The New Restated Certificate was filed with the Delaware Secretary of State shortly after the filing of the Amendment.
     Also on March 7, 2006, the Board of Directors adopted Amended and Restated Bylaws (the Restated Bylaws) of the Company, effective after the filing of the Amendment, to supersede and replace the existing Bylaws of the Company. The Restated Bylaws include, among other things, revisions that reflect the changes to the Certificate of Incorporation to eliminate the classified Board of Directors and to eliminate cumulative voting. The Restated Bylaws also authorize written consents of the Board of Directors to be effected by electronic transmission. This description of the Restated Bylaws is qualified in its entirety by reference to the Restated Bylaws filed herewith as Exhibit 99.5.

Item 9.01 Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.
99.1	QUALCOMM Incorporated 2006 Long-Term Incentive Plan

99.2	Forms of grant notice and stock option agreement

99.3	Certificate of Amendment to Restated Certificate of Incorporation

99.4	Restated Certificate of Incorporation

99.5	Amended and Restated Bylaws

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated

(Registrant)

Date March 13, 2006
/s/ William E. Keitel

William E. Keitel,
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit	Description

99.1	QUALCOMM Incorporated 2006 Long-Term Incentive Plan
99.2	Forms of grant notice and stock option agreement
99.3	Certificate of Amendment to Restated Certificate of Incorporation
99.4	Restated Certificate of Incorporation
99.5	Amended and Restated Bylaws